UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2012, we issued a press release announcing our results for the year ended December 31, 2011 and will conduct a previously announced, publicly available conference call to discuss those results. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information responsive to Item 2.02 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 8, 2012, James B. Tananbaum, M.D. and Arnold J. Levine, Ph.D. informed our company that they will not stand for re-election to our Board of Directors (the “Board”) at our 2012 annual meeting of stockholders.

(d) On March 8, 2012, our Board, based on the recommendation of the nominating and governance committee of our Board, appointed Gwen A. Fyfe, M.D. and Norman C. Selby as directors. Their terms began on March 8, 2012 and will expire at our 2012 annual meeting of stockholders or their earlier death, resignation or removal. In connection with their appointment to our Board, Dr. Fyfe and Mr. Selby each were granted an option to purchase up to 10,000 shares of our common stock at a price of $8.87 per share, which is equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. These options, which were granted under our 2010 Stock Incentive Plan, as amended, will vest and become exercisable over a period of one year in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that each option holder continues to serve as a director.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is included in this report:

Exhibit No.	Description

99.1	Press release dated March 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: March 13, 2012	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Vice President, Corporate Affairs and General Counsel